                              CONSULTING AGREEMENT

     THIS AGREEMENT ("AGREEMENT") entered into this 11th day of September, 1996, between and among CONSOLIDATED FINANCIAL MANAGEMENT, INC., an Arizona Corporation, ("CFM"), U.S. TRANSPORTATION SYSTEMS, INC., a Nevada Corporation (hereinafter to referred to as "USTS") and BANCPRO-TRANSPORTATION, INC. an Arizona corporation (hereinafter the "COMPANY").


                                 R E C I T A L S


     A. WHEREAS, CFM and USTS has entered into a STOCK SALE AGREEMENT of even date herewith in which USTS purchased all of the issued stock of the COMPANY owned by CFM;

     B. WHEREAS, USTS desires to have CFM available as a consultant to the COMPANY in order to ensure the COMPANY'S continued success;

     C. WHEREAS, CFM agrees to be a consultant to the COMPANY under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises contained above, the covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. INCORPORATIONS. Recitals A through C are incorporated herein as though fully set forth herein.

     2. CFM'S CONSULTING OBLIGATIONS. CFM agrees that it shall be available on an as needed basis as a consultant for the COMPANY from September 11th, 1996 through September 11th, 2001.

     3. PAYMENT BY USTS FOR CONSULTING SERVICES. In consideration of the consulting services to be provided by CFM to USTS, USTS agrees to pay to CFM as follows:

     A. Expenses: USTS agrees to pay any and all expenses that CFM incurs as a result of any consulting services provided by CFM to the COMPANY under this AGREEMENT. USTS agrees that CFM'S expenses shall be reimbursed to CFM within 30 days of the date of CFM'S expense invoice is submitted.

     B. Issuance of Preferred Stock: In addition to the Common Stock to be issued above under the Stock Sale Agreement, USTS shall issue at the closing of the Stock Sale Agreement the following series of shares of its Preferred Stock to CFM:

           Series                Number of Shares
           ------                ----------------
i.     D   Five Thousand                                            ( 5,000)
ii.    E   Six Thousand Two Hundred Fifty                           ( 6,250)
iii.   F   Eight Thousand One Hundred Twenty Five                   ( 8,125)
iv.    G   Nine Thousand Three Hundred Seventy Five                 ( 9,375)
v.     H   Ten Thousand Six Hundred Twenty Five                     (10,625)
vi.    I   Eleven Thousand Eight Hundred Seventy Five               (11,875)
vii.   J   Thirteen Thousand One Hundred Twenty Five                (13,125)
viii.  K   Fourteen Thousand Three Hundred Seventy Five             (14,375)


     C. Common features of Preferred Stock: The Preferred Stock listed above shall all have the following common features, which features shall be clearly written on the face of the Preferred Stock certificate(s):

          i. Convertible: CFM shall have the right, upon meeting the revenue goals specified in (d) below, to convert the Preferred stock listed above into shares of

     USTS Common stock. The converted Preferred Stock into Common Stock shall be restricted in accordance with Rule 144. However, within 30 days of the conversion from Preferred Stock into Common Stock, USTS shall initiate such action(s) to have the Common Stock registered with the SEC. The conversion of each share of the Preferred Stock into the Common Stock shall have the following conversion guidelines:

               (a) Ten (10) shares of USTS Common Stock for each share of Preferred Stock being converted herein if, at time of conversion, the average bid price for the preceding Five (5) trading days ("Average Price") is less than $9.00;

               (b) Seven (7) shares of USTS Common stock for each share of Preferred Stock being converted herein if the Average Price is greater than $9.00 and less than $15.00;

               (c) Four (4) shares of USTS Common Stock for each share of Preferred Stock being converted herein if the Average Price is greater than $15.00;

               (d) The conversion guidelines listed in (a), (b) and (c), above are contingent upon the COMPANY achieving the following revenue goals:

          Series D, when COMPANY Revenue exceeds $ 2,500,000; Series E, when COMPANY Revenue exceeds $ 4,000,000; Series F, when COMPANY Revenue exceeds $ 6,000,000; Series G, when COMPANY Revenue exceeds $ 8,500,000; Series H, when COMPANY Revenue exceeds $11,000,000; Series I, when COMPANY Revenue exceeds $14,000,000; Series J, when COMPANY Revenue exceeds $18,000,000; Series K, when COMPANY Revenue exceeds $22,000,000;

          The revenue goals listed above for each series shall pertain to the revenue of the COMPANY or any other entity that USTS has an ownership interest in and/or conducts business that is similar to the COMPANY'S, including but not limited to franchises and/or licensed operators, for any consecutive twelve (12) month period, from September 1st 1996 through August 31st, 2001.

               (e) REVENUE: For purposes of this AGREEMENT, the term REVENUE shall mean the gross revenue, attributable to the COMPANY or any other entity that USTS has an ownership interest in and/or conducts business that is similar to the COMPANY'S, including but not limited to franchises and/or licensed operators, as determined in accordance with generally accepted accounting principles consistently applied.

     ii) Redeemable: USTS shall have the right to redeem any of the Preferred Stock that is issued and outstanding as of September 11th, 2001, at the price of $0.01 per share upon Five (5) days notice by USTS to CFM;

     iii). Dividend Rights: None of the series of Preferred shares listed above shall be entitled to Dividend rights. Furthermore, none of the Preferred shares shall be entitled to interest;

     iv). Voting rights: None of the shares of Preferred Stock listed above shall have voting rights in USTS.

     USTS understands and agrees that the issuance of the Preferred Stock as provided herein shall be issued to CFM and thereafter converted into USTS Common Stock as the Revenue Goals that are provided herein are achieved whether or not USTS requests that CFM provide any consulting services as provided in this AGREEMENT.

     4. Representations and Warranties of CFM. CFM represents and warrants to USTS as follows:

     4.1 Approval of AGREEMENT. The execution and delivery of this AGREEMENT has been authorized and approved by the current Board of Directors pursuant to the resolution of the Board of Directors of CFM the form of which are hereby attached and incorporated as Exhibit "A".

     4.2 Authority of CFM. CFM has the full, right, power and authority to execute this AGREEMENT and any attachments hereto.

     5. Representations and Warranties of USTS. USTS represents and warrants to CFM as follows:

     5.1 Approval of Agreement. The execution and delivery of this AGREEMENT has been authorized and approved by the current Board of Directors of USTS pursuant to the resolution of the Board of Directors of USTS the form of which are hereby attached and incorporated as Exhibit "B".

     5.2 Authority of USTS. USTS has the full right, power and authority to execute this AGREEMENT and any attachments hereto.

     5.3 Best Efforts. USTS shall use its best efforts to achieve the REVENUE goals listed in paragraph 3 (C)(i)(d)(e).

     5.4 Other Series Preferred Stock. Other than the Series of Preferred Stock to be issued by USTS to CFM pursuant to the terms of this AGREEMENT, there is currently only a Series C issuance of Preferred Stock outstanding. The Series C does not have any conversion rights to become Common stock of USTS. Furthermore, the Series C Preferred Stock does not in any way circumvent the rights that CFM will acquire as the holder of the Series D through K Preferred Stock. Furthermore, USTS agrees not to issue any other Series or Class of Common or Preferred Stock or any warrants or options of Common or Preferred Stock that in any way limits, restricts or circumvents any of the rights that CFM acquires as holders of this Series D through K of Preferred Stock.

     5.5 Other warranties. USTS agrees that it shall cause any other entity that USTS has an ownership interest in and/or conducts business that is similar to the COMPANY'S including but not limited to franchises or licensed operators to execute a Guaranty and Security Agreement in favor of CFM as security for USTS's obligations under the Promissory Note of even date herewith and this Agreement, similar in form and content to the "Continuing Guaranty" and "Security Agreement" that the COMPANY has executed with CFM on even date herewith.

     6. Representations and warranties of the COMPANY. The COMPANY represents and warrants to CFM as follows:

     6.1 Approval of AGREEMENT. The execution and delivery of this AGREEMENT has been authorized and approved by the current Board of Directors of the COMPANY pursuant to the resolution of the Board of Directors of the COMPANY the form of which are hereby attached and incorporated as Exhibit "C".

     6.2 Authority of the COMPANY. The COMPANY has the full, right, power and authority to execute this AGREEMENT and any attachments hereto.

     6.3 Other Warranties of the COMPANY. The COMPANY agrees that it shall cause any other entity that the COMPANY has an ownership interest in and/or conducts business that is similar to the COMPANY'S including but not limited to franchises or licensed operators to execute a Guaranty and Security Agreement in favor of CFM as security for USTS's obligations under the Promissory Note of even date herewith and this Agreement and the COMPANY'S obligations under this Agreement, the "Continuing Guaranty" and the "Security Agreement" that the COMPANY has executed with CFM on even date herewith.

     7. Indemnification.

     7.1 USTS and the COMPANY, jointly and severally, shall indemnify and hold harmless CFM against any loss, damage or expense (including court costs and reasonable attorney's fees), (collectively "Damages"), suffered by CFM resulting from:

     (a) any breach by USTS and/or the COMPANY of this

     AGREEMENT; and

     (b) any inaccuracy in or breach of any representations, warranties or covenants made herein or in any documents, certificates or exhibits delivered in accordance with the provisions of the AGREEMENT by USTS and/or the COMPANY; and

     (c) any claim made by a third party alleging facts which, if true, would entitle CFM to indemnification pursuant to 7(a) or 7(b) above.

     7.2 CFM shall indemnify and hold harmless USTS and the COMPANY against any loss, damage or expense (including court costs and reasonable attorney's fees), (collectively "Damages"), suffered by USTS resulting from:

     (a) any breach by CFM of this AGREEMENT; and

     (b) any inaccuracy in or breach of any representations, warranties or covenants made herein or in any documents, certificates or exhibits delivered in accordance with the provisions of the AGREEMENT by CFM; and

     (c) any claim made by a third party alleging facts which, if true, would entitle USTS or the COMPANY to indemnification pursuant to 8(a) or 8(b) above.

     7.3 Right to Defend Etc. Within fifteen (15) days after the written assertion against an indemnified party by a third person of a claim or liability which would entitle the indemnified party to damages, the indemnified party shall give written notice of the claim to the party obligated to indemnify it ("INDEMNIFYING PARTY"). Failure to give such notice, or delay materially prejudicial to the interests of the INDEMNIFYING PARTY, shall relieve the INDEMNIFYING PARTY of any obligation of indemnification with respect to such claim or liability. Upon receipt of timely notice, the INDEMNIFYING PARTY shall undertake the responsibility for the defense of such claim, at its own expense. If, within fifteen (15) days after delivery of the notice of claim by the indemnified party, the INDEMNIFYING PARTY fails to advise the indemnified party of its agreement to contest and defend against any such claim, or if the INDEMNIFYING PARTY does not participate in such litigation, proceedings, or settlement negotiations, for any reason, then the indemnified party shall have the right, at the INDEMNIFYING PARTY's expense, to take such action as it deems appropriate to defend, contest, settle, or compromise any such claim or liability, and the INDEMNIFYING PARTY agrees to be bound by any and all rulings, judgment, compromises, and settlements reached by the indemnified party in good faith, in the same manner as if it had participated therein.

     7.4 Payment. Each INDEMNIFYING PARTY agrees to reimburse each Indemnified party within thirty (30) days after presentation of an itemized statement of damages incurred by such indemnified party. In computing the amount of damages due to an Indemnified party under this Section 8, aggregate amount due shall be reduced by:

     (a) any resultant net economic benefit inuring to the Indemnified party, as
     determined  by  the  independent   Certified  Public   Accountants  of  the
     Indemnified party; and

     (b) the proceeds of any recoveries actually received by the Indemnified party and not assigned to the INDEMNIFYING PARTY.

     8. Miscellaneous Provisions.

     8.1 Entire Agreement and Waiver. This AGREEMENT contains the entire agreement between the parties hereto and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto, relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this AGREEMENT. No supplement, modification, or amendment of any term, provision or condition of this AGREEMENT shall be binding unless executed in writing by all parties. No waiver of any term, provision, or condition of this AGREEMENT whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

     8.2 Exhibits. All exhibits attached hereto and referred to herein are an integral part of this AGREEMENT and are incorporated herein by reference hereby.

     8.3 Representations and Warranties. Each of the representations and warranties contained in this AGREEMENT, in any attachment hereto, or any certificate delivered in connection herewith, shall be considered a material warranty and representation which was made as a substantial inducement to the execution of this AGREEMENT and any breach of any such representation and warranty shall be considered a material breach of this AGREEMENT.

     8.4 Survival of Representations, Warranties, and Covenants. All statements contained in any exhibit, schedule, document, certificate or other instrument delivered by or on behalf of any party hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made pursuant to this AGREEMENT by such party. The representations, warranties, covenants and agreements contained in this AGREEMENT shall survive the CLOSING of the transactions that are the subject matter of this AGREEMENT and any investigation made by any party or such party's representative shall not constitute a waiver thereof and no such representation, warranty, covenant or agreement shall be merged into any document or instrument executed or delivered in connection with this AGREEMENT.

     8.5 Interpretations and Definitions. The parties agree that each party and its counsel have reviewed and revised this AGREEMENT and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this AGREEMENT. In this AGREEMENT whenever the context so requires, the gender includes the neuter, feminine and masculine and the number includes the singular and the plural and the words "person" and "party" include an individual, corporation, partnership, firm, trust or association.

     8.6 Headings. The subject headings of articles, sections and paragraphs in this AGREEMENT are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify, or aid in the meaning, construction or interpretation of any of the provisions of this AGREEMENT.

     8.7 Relationships. Nothing contained in this AGREEMENT shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or any association between or among the parties hereto.

     8.8 Parties in Interest. Nothing in this AGREEMENT whether expressed or implied, is intended to confer any rights or remedies under or by reason of this AGREEMENT on any persons other than the parties to it and their respective heirs, representatives, successors and permitted assigns, nor is anything in this AGREEMENT intended to relieve or discharge the obligations or liabilities of any third persons to any party to this AGREEMENT, nor shall any provision hereof give any third persons any right of subrogation against or action over against any party to this AGREEMENT.

     8.9 Governing Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the State of Arizona shall govern the validity of this AGREEMENT, the construction of its terms and the interpretation of the rights and duties of the parties.

     8.10 Remedies Not Exclusive and Waiver. No remedy conferred by any of the specific provisions of this AGREEMENT is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder of now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

     8.11 Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this AGREEMENT, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the prevailing party or parties all costs, expenses and reasonable attorneys' fees incurred herein by such party or parties (including without limitation such costs, expenses and fees on any appeal), and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in as part of such judgment.

     8.12 Notices. All notices, requests, demands or other communications ("notices") under this AGREEMENT shall be in writing and shall be either delivered personally to the party to whom notice is to be given, mailed by a reputable overnight courier service or mailed in the United States mail, first class, postage prepaid, registered or certified, return receipt requested and properly addressed as follows:

     (a) If to CFM:

          JC Cannon, President
          Consolidated Financial Management, Inc.
          6220 E. Thomas Road, Suite #300
          Scottsdale, Arizona 85251

     (b) If to USTS:

          Mike Margolis, President
          U.S. Transportation Systems, Inc.
          33 West Main Street, #205
          Elmsford, New York 10523

     (c) If to the COMPANY:

          Tim Balch, President
          Bancpro-Transportation, Inc.
          6220 E Thomas Road, Suite #100
          Scottsdale, Arizona 85251

     Any notice which is personally delivered shall be deemed to be given upon the date of delivery. Any notice which is mailed by a reputable overnight courier service shall be deemed to be given on the day following deposit with such overnight courier service. Any notice which is mailed shall be deemed to be given three days after the deposit of same into the United States mail, as above provided. Any person named above may change the address to which notices are sent to it by giving written notice thereof to all other persons referred to above in the manner provided above.

     8.13 Time is of the Essence of this AGREEMENT.

     Time is of the essence of this AGREEMENT. This AGREEMENT shall be binding upon the heirs, personal representatives, executors, administrators, successors, and assigns of the respective parties hereto.

     8.14  Counterparts.   This  AGREEMENT  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.15 Severability. Should any part, term or provision of this Agreement or any document required herein to be executed be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

     IN WITNESS WHEREOF, said parties have hereunto set their hands and seals the day and year above written.


BANCPRO-TRANSPORTATION, INC.

/s/ TIM BALCH
--------------
BY: TIM BALCH
    President

CONSOLIDATED FINANCIAL MANAGEMENT, INC.

/s/ J C CANNON
--------------
BY: J C CANNON
    President

U.S. TRANSPORTATION SYSTEMS, INC.

/s/ TERRY WATKINS
-----------------
BY: TERRY WATKINS
    Executive Vice President/CFO